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                                                                    EXHIBIT 10.2


                            ENTITY INTEREST AGREEMENT

         THIS ENTITY INTEREST AGREEMENT ("Agreement") is made effective as of the 7th day of March, 1997, by and between HEALTHTRONICS, INC., a Georgia corporation ("HealthTronics"), U.S. LITHOTRIPSY, L.P. ("USL"), a Texas Limited Partnership, and LITHO MANAGEMENT, INC., a Texas corporation.

                              W I T N E S S E T H:

         WHEREAS, HealthTronics holds the exclusive distributorship rights for the distribution in the United States of America of the LithoTron Lithotripter, manufactured by H.M.T. of Switzerland; and

         WHEREAS, it is the intention of USL to market the LithoTron Lithotripters through the creation of limited partnership entities, of which USL will retain approximately twenty percent (20%) of the ownership interest, with the remainder owned by urologists, as limited partners, practicing within the Licensed Area; and

         WHEREAS, HealthTronics and USL have entered into a Distributor Agreement (attached hereto as Exhibit "A") granting USL exclusive rights as a sub-distributor for HealthTronics of the LithoTron Lithotripter and related equipment in the Licensed Area as defined in the Distributor Agreement; and

         WHEREAS, it is now the desire of HealthTronics, USL and Litho Management, Inc. to enter into the following Entity Interest Agreement pursuant to the relationship previously established in the Distributor Agreement;

         NOW, THEREFORE, in consideration for the sum of Ten and No/100 dollars ($10.00), paid by HealthTronics to USL, and in consideration of the mutual promises contained herein and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confirmed, the parties hereto now agree as follows:

         1.       Definitions.

         1.01 "Limited Partnership(s)" shall mean the limited partnerships previously set up by Litho Management, Inc. or to be set up by USL with practicing urologists as limited partners, for the ownership and operation of LithoTron Lithotripters in the Licensed Area.

         1.02 "Licensed Area" shall mean that portion of the United States within which HealthTronics has granted USL the exclusive sub-distributorship rights for the LithoTron Lithotripter, as defined in the Distributor Agreement, attached hereto as Exhibit "A".


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         2.       Term.

         2.01 This Agreement shall become effective as of the first day above-written, and will remain in full force and effect for as long as the Distributor Agreement is in effect, unless earlier terminated as provided herein.

         2.02 As provided in the Distributor Agreement, USL may assign and/or sublicense its interest in the Distributor Agreement. Regardless of any such assignment, this Agreement will continue in force and effect between the parties hereto, unless otherwise modified as provided in Section 7.01, herein.

         3.       Entity Interest Terms.

         3.01 Under this Agreement, HealthTronics will receive a forty percent (40%) ownership interest in USL, to be divided between general and limited partnership interest as follows: .4% general partnership interest, and 39.6% limited partnership interest. It is further agreed that any previously existing Limited Partnerships, as defined in Section 1.01, above, will be merged into USL by no later than April 1, 1997. Attached as Exhibit "B" is a chart showing the proposed entity structure pursuant to this Agreement.

         3.02 In return for the percentage interest granted in 3.01, above, HealthTronics will transfer 200,000 shares of its common stock to Scott R. Spoerl, John M. House, David S. Ellis, and H. Patterson Hezmall, the ownership of said shares to be divided among the above individuals according to the percentages of their ownership interests in USL.

         4. Termination. This Agreement shall be terminated automatically by the expiration or termination of the Distributor Agreement, or may be terminated by USL:

                  (a) on thirty (30) days notice if HealthTronics should attempt to assign, convey, or otherwise transfer in whole or in part any of USL's rights or obligations hereunder to any third party without USL's express prior written consent, which consent shall be based upon HealthTronics' fully true and correct disclosure of the proposed transaction to USL; or

                  (b) if HealthTronics ceases to function as a going concern or ceases to conduct its operations in the normal course of business as a distributor; or

                  (c) if HealthTronics becomes involved in financial difficulties requiring the employment of a receiver or the like, or a moratorium on indebtedness or petition in bankruptcy or the like, filed by or against HealthTronics, or an assignment of HealthTronics' assets occurs on behalf of HealthTronics' creditors.


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         5.       Buy-Back.

         5.01 The parties hereto agree that if the LithoTron lithotripter has not obtained FDA approval by no later than December 31, 1997, after that date, USL may elect to buy back the 40% interest in USL granted to HealthTronics in Section 3, above. It is further agreed that if USL should make such election, the purchase price for said buy-back will be ten dollars ($10.00). In the event of said buy-back, the 200,000 shares of HealthTronics stock described in 3.02 above, will be returned to HealthTronic by the parties receiving same.

         5.02 If the Distributor Agreement is terminated by HealthTronics for any reason, in that instance, USL may again opt to buy back the 40% interest in USL granted to HealthTronics in Section 3, above, again for a purchase price of ten dollars ($10.00). In that event however, the 200,000 HealthTronics shares described in 3.02, above, may be retained by the parties receiving same. Conversely, should USL terminate the Distributor Agreement for any reason, the 200,000 shares of HealthTronics described in 3.02 above will be returned to HealthTronics, and HealthTronics may retain its 40% ownership interest as described in 3.01 above.

         6.       Arbitration.

         6.01 Should the parties hereto be unable to amicably resolve between themselves any disagreements relating to or arising from any one or more of the provisions of this Agreement, neither party shall seek redress against the other in any court or tribunal in any part of the world, but instead both parties shall submit such a disagreement to arbitration by the American Arbitration Association.

         6.02 The arbitration proceeding shall be conducted in the English language in Atlanta, Georgia, United States of America, in accordance with the rules and regulations of the American Arbitration Association including any Mast track. or expedited proceedings rules. Any determination, award, or other action shall be considered the valid action of the arbitrators whose decision shall be fully and finally binding on both parties.

         6.03 Neither party shall have the right to further appeal or redress in any other court or tribunal except solely for the purpose of obtaining execution of the judgment or award rendered by the arbitrator(s). The parties hereto agree to share equally all costs and expenses of such arbitration proceeding, irrespective of its outcome unless the decision awards fees to one party as compensation for the other party bringing a dispute to arbitration that is vexatious or was done to hinder, delay, and/or was brought in bad faith.

         7.       Law Governing Agreement.

         7.01 This Agreement shall be solely governed by and construed in accordance with the laws of the State of Georgia, USA, excluding, however, (a) any provision of such laws that would render invalid any provision of this agreement, and (b) any rule of private international law or the State of Georgia that would refer the resolution of any issue to the law of any


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jurisdiction other than the State of Georgia, USA. If any provisions hereof are deemed to be invalid or void, the remaining portions thereof shall remain in effect.

         7.02 Waiver by either party of any violation or non-performance by the other party of any of its obligations hereunder shall not be considered a waiver of any other of the parties obligations, covenants, or agreements, nor shall any forbearance by other parties be deemed a waiver by such party of its right to remedies with respect to such violation or non-performance.

         8.       Miscellaneous.

         8.01 Prior Agreements. Excepting the provisions of the Distributor Agreement, attached hereto as Exhibit "A", which remains in full force and effect, this Agreement supersedes all prior discussions, negotiations, and agreements between HealthTronics and USL, and cannot be altered or amended except by agreement in writing signed by both parties.

         8.02 Execution. This Agreement may be executed by duly authorized officers of the respective-parties hereunder and any number of counterparts, any of which shall be deemed the original. This Agreement may be translated into any other language and such translation may be initialed, but only this Agreement in the English language shall be deemed the original. If any conflict exists between the English language and the translation, this English language version shall control.

         8.04 Notices. Any notice, demand, or delivery authorized by this Agreement shall be sufficiently given or made upon receipt by the party to whom such notice is addressed in the following particulars: if in the case of USL, addressed to:

                                    800 W. Arbrook Blvd.
                                    Suite 320
                                    Arlington, Texas 76015

If in the case of HealthTronics addressed to:

                                    13 West Park Square
                                    Suite B
                                    Marietta, Georgia 30060

         Either party may change its address for this purpose by giving written notice to the other in the manner above provided.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.




HEALTHTRONICS, INC.                          LITHO MANAGEMENT, INC.


By: /s/ Argil Wheelock, M.D.                 By: /s/ Steven K. House
   --------------------------------             --------------------------------
   Argil Wheelock, M.C., CEO                  Steven K. House, President



By: /s/ Roy S. Brown
   --------------------------------
   Roy S. Brown, President




U.S. LITHOTRIPSY, L.P.                        /s/ John House, M.D.
                                             --------------------------------
                                             John House, M.D.
By: /s/ Steven K. House
   --------------------------------
   Steven K. House                            /s/ David Ellis, M.D.
                                             --------------------------------
                                             David Ellis, M.D.



                                              /s/ Scott Spoerl
                                             --------------------------------
                                             Scott Spoerl, CPA



                                              /s/ H. Patterson Hezmall, M.D.
                                             --------------------------------
                                             H. Patterson Hezmall, M.D.




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                                  Exhibit "B"


LITHO MANAGEMENT, INCORPORATED  .6% General Partner
HEALTHTRONICS, INCORPORATED     .4% General Partner
               General partner 1%



                              U.S. LITHOTRIPSY, LP
                              Limited Partners 99%

                          John House, MD         40.05%
                          HealthTronics, Inc.    39.60%
                          Steve House             8.91%
                          Scott Spoerl, CPA       4.44%
                          David Ellis, MD         3.00%
                          Pat Hezmall, MD         3.00%



            10% to        7.5%                 31% to        7.5%
           Limited     Management             Limited     Management
           Partners       fee                 Partners       fee

                                                                     F   F   F
                                                                     U   U   U
      METRO I STONE MANAGEMENT, LIMITED       MISSISSIPPI VALLEY I   T   T   T
             Limited Partners 90%            STONE MANAGEMENT, L.P.  U   U   U
                                             Limited Partners 69%    R   R   R

            John House, MD   22.5%           John House, MD   23.0%  E   E   E
            David Ellis, MD  22.5%           John Hall, MD    23.0%
            Pat Hezmall, MD  22.5%           Russ Felker, MD  23.0%  D   D   D
            Wade Lowrey, MD  22.5%                                   E   E   E
                                                                     A   A   A
                                                                     L   L   L